UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Brown-Forman Corporation

(Exact name of registrant as specified in its charter)

Delaware	61-0143150
(State of incorporation or organization)	(IRS Employer Identification No.)

850 Dixie Highway, Louisville, Kentucky	40210
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which Each class is to be registered
1.200% Notes due 2026 2.600% Notes due 2028	New York Stock Exchange New York Stock Exchange

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.    ☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.    ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.    ☐

Securities Act registration statement file number to which this Form relates: 333-205183

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

This Registration Statement relates to the €300,000,000 aggregate principal amount of 1.200% Notes due 2026 (the “Euro Notes”) and the £300,000,000 aggregate principal amount of 2.600% Notes due 2028 (the “Sterling Notes” and collectively with the Euro Notes, the “Notes”) issued by Brown-Forman Corporation (the “Company”) on July 7, 2016. A description of each of the Notes is set forth in the Company’s applicable Prospectus Supplement dated June 30, 2016 to its Prospectus dated June 24, 2015, in each case, under the heading “Description of Notes” in the applicable Prospectus Supplement and under the heading “Description of Debt Securities” in the Prospectus. The Prospectus Supplement relating to the Sterling Notes and the Prospectus Supplement relating to the Euro Notes (together with the related Prospectus) were filed with the Securities and Exchange Commission pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-205183) by the Company pursuant to Rule 424(b)(2) on July 6, 2016 and July 1, 2016, respectively. Such descriptions are incorporated herein by reference. Copies of such descriptions and related documents will be filed with the New York Stock Exchange, Inc.

Item 2. Exhibits.

Previously Filed Exhibit Index:

4.1	Indenture between Brown-Forman and U.S. Bank National Association, as trustee, dated April 2, 2007, which is incorporated into this report by reference to Brown-Forman Corporation’s Form 8-K filed on April 3, 2007.

4.2	First Supplemental Indenture between Brown-Forman and U.S. Bank National Association, as trustee, dated December 13, 2010, which is incorporated into this report by reference to Brown-Forman Corporation’s S-3ASR filed on December 13, 2010.

4.3	Second Supplemental Indenture between Brown-Forman and U.S. Bank National Association, as trustee, dated June 24, 2015, which is incorporated into this report by reference to Brown-Forman Corporation’s S-3ASR filed on June 24, 2015.

4.4	Form of 1.200% Note due 2026, which is incorporated into this report by reference to Brown-Forman Corporation’s Form 8-K filed on July 8, 2016.

4.5	Form of 2.600% Note due 2028, which is incorporated into this report by reference to Brown-Forman Corporation’s Form 8-K filed on July 8, 2016.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Brown-Forman Corporation
(Registrant)

Date: July 8, 2016	/s/ Michael E. Carr, Jr.
Michael E. Carr, Jr.
Vice President, Managing Attorney and Assistant Corporate Secretary

Exhibit Index

Exhibit Number	Description

Previously Filed Exhibit Index:

4.1	Indenture between Brown-Forman and U.S. Bank National Association, as trustee, dated April 2, 2007, which is incorporated into this report by reference to Brown-Forman Corporation’s Form 8-K filed on April 3, 2007.

4.2	First Supplemental Indenture between Brown-Forman and U.S. Bank National Association, as trustee, dated December 13, 2010, which is incorporated into this report by reference to Brown-Forman Corporation’s S-3ASR filed on December 13, 2010.

4.3	Second Supplemental Indenture between Brown-Forman and U.S. Bank National Association, as trustee, dated June 24, 2015, which is incorporated into this report by reference to Brown-Forman Corporation’s S-3ASR filed on June 24, 2015.

4.4	Form of 1.200% Note due 2026, which is incorporated into this report by reference to Brown-Forman Corporation’s Form 8-K filed on July 8, 2016.

4.5	Form of 2.600% Note due 2028, which is incorporated into this report by reference to Brown-Forman Corporation’s Form 8-K filed on July 8, 2016.